This Warrant, and the securities issuable upon the exercise of this Warrant, have not been registered under the Securities Act of 1933, as amended ("Securities Act"), and may not be sold, transferred or otherwise disposed of unless (i) the Shares are registered under the Securities Act of 1933 and the securities act of any state applicable to such sale, or (ii) the proposed seller provides the Company with an opinion of counsel that the securities are being sold in a transaction which is except from the registration requirements of the Securities Act of 1933 and any applicable state securities acts and the Company is satisfied that no registration statement is then required and that this Warrant and the underlying securities may be sold, transferred or otherwise disposed of in the manner contemplated without registration under the Securities Act of 1933 or any state securities act .

                           WARRANT TO PURCHASE SHARES
                               OF COMMON STOCK OF
                               WORLD CALLNET, INC.

No. 27

                               Warrant to Purchase

                       VOID AFTER 5:00 P.M., CENTRAL TIME

                                December 31, 2000

         FOR VALUE World CallNet, Inc., a corporation organized under the laws of Delaware (the "Company"), promises to issue in the name of, and sell and deliver to JAMES F. SMITH (the "Holder"), a certificate or certificates for an aggregate of 150,000 shares of common stock (the "Shares"), at any time on or after December 31, 1999, and prior to 5:00 P.M., Central Time on December 31, 2000 (the "Expiration Date"), upon payment therefor of $1.50 per Share in lawful funds of the United States of America, such amount (the "Basic Exercise Price") being subject to adjustment in the circumstances set forth herein below. This applicable Basic Exercise Price, until such adjustment is made and thereafter as adjusted from time to time, is called the "Exercise Price."

         THIS  WARRANT  MAY  NOT  BE  ASSIGNED,   SOLD,  TRANSFERRED,   PLEDGED,
HYPOTHECATED, OR OTHERWISE ENCUMBERED OR OTHERWISE DISPOSED OF (EXCEPT FOR ASSIGNMENT TO AFFILIATES OR FAMILY MEMBERS OF HOLDER). IT MAY NOT BE ASSIGNED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ENCUMBERED OR DISPOSED OF BY THE HOLDER, EXCEPT BY THE HOLDER'S EXERCISE HEREOF AS SET FORTH HEREIN FOLLOWING DUE REGISTRATION UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS, OR IN TWO TRANSACTIONS EXEMPT FROM SUCH REGISTRATION.

         1. Exercise of Warrant. In case the Holder of this Warrant shall desire to exercise this Warrant in whole or in part, the Holder shall surrender this Warrant, with the form of exercise notice on the last page hereof duly executed by the Holder, to the Company accompanied by payment of the Exercise Price of $1.50 per Share, subject to adjustment as noted herein.

         This Warrant may be exercise in whole or in part but not for fractional shares. In case of the exercise in part only, the Company will deliver to the Holder a new Warrant of like tenor in the name of the Holder evidencing the


WARRANT TO PURCHASE - Page 1
-------------------
right to purchase the number of Shares as to which this Warrant has not been exercised. This Warrant, at any time prior to the exercise hereof, upon presentation and surrender to the Company may be exchanged, along or with other Warrants of like tenor registered in the name of the same Holder, for another Warrant or other Warrants of like tenor in the name of such Holder exercisable for the same aggregate number of Shares as the Warrant or Warrants surrendered.

         2. Registration Rights. In the event the Company files a registration for the registration or sale of any Shares with the United States Securities and Exchange Commission or under the laws of any State after December 31, 1999, the Company agrees, at the Company's expense, to register this Warrant and the underlying shares.

         3. Stock Dividends, Reclassification, Reorganizations, Anti-Dilution Provisions. This Warrant is subject to the following further provisions:

                  a. In case, prior to the expiration of this Warrant by exercise or by its terms, the Company shall issue any shares of its Common Stock as a stock dividend or subdivide the number of outstanding shares of Common stock into a greater number of shares, then, in such case, the number of shares of Common Stock issuable upon conversion of the Shares underlying this Warrant shall be proportionately increased; and conversely, in the event the Company shall contract the number of outstanding shares of Common Stock by combining such shares of Common Stock into a smaller number of shares of Common Stock then, in such case, the number of shares of Common Stock issuable upon conversion  of the  Shares  underlying  this  Warrant  shall be  proportionately decreased.  If the Company  shall,  at any time during the life of this Warrant, declare a dividend payable in cash on its Common Stock and shall at substantially the same time offer to its stockholders generally a right to purchase new shares of Common Stock from the proceeds of such dividend or for an amount substantially equal to the dividend, all shares of Common stock so issued shall, for the purpose of this Warrant, be deemed to have been issued as a stock dividend. Any dividend paid or distributed upon the Common stock in shares of any other class of securities convertible into shares of Common Stock or any other securities shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon the conversion thereof.

                  b. In case, prior to the expiration of this Warrant by exercise or by its terms, the Company shall be recapitalized by reclassifying its outstanding Common Stock into shares with a different par value, or shall thereafter reclassify any such shares in a like manner, or the Company or a successor corporation shall consolidate, or merge with or convey all or substantially all of its, or all or substantially all of any successor corporation's, property and assets to any other corporation or corporation (any such corporation being included within the meaning of the term "successor corporation" hereinbefore used in the event of any consolidation or merger of any such corporation with, or the sale of all or substantially all of the property of any such corporation to another corporation or corporations), the Holder shall thereafter have the right to purchase, pursuant to and under the terms and conditions and during the time specified in this Warrant, in lieu of the shares of Common Stock issuable upon conversion of the Shares underlying


WARRANT TO PURCHASE - Page 2
-------------------
this Warrant and that are purchasable upon the exercise of this Warrant, such shares of Common Stock, securities or assets as may be issued upon conversion of the Shares theretofore underlying this Warrant, upon the exercise of this Warrant, had such recapitalization, consolidation, merger or conveyance not taken place; and, in any such event, the rights of the Holder to an adjustment in the number of shares of Common Stock underlying the Shares underlying this Warrant and that purchasable upon the exercise of this Warrant as herein provided, shall continue and be preserved in respect to any shares, securities or assets which the Holder of this Warrant becomes entitled to purchase.

                  c. Upon the occurrence of each event requiring an adjustment of the Exercise Price or of the number of shares of Common Stock issuable upon conversion of the Shares underlying this Warrant that are purchasable pursuant to this Warrant in accordance with, and as required by, the terms of Subsection
(a) of this Section 3, the Company shall use its best efforts to forthwith cause either a firm of independent certified public accountants (who may be the regular accountants for the Company) or the Chief Financial Officer of the Company to compute the adjusted Exercise Price or the adjusted number of shares of Common Stock issuable upon conversion of the Shares issuable upon exercise of this Warrant by reason of such event in accordance with the provisions of Subsection (a) or (b). The Company shall forthwith mail to the Holder of this Warrant a copy of such computation, which shall be conclusive and shall be binding upon such Holder unless contested by such Holder by written notice to the Company within 14 days after the mailing thereof by the Company.

                  d.  In case:

                    (1) the Company shall make a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable (whether payable in cash, securities, property or in any other form); or

                    (2) the Company shall make a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of any class or to receive any other rights; or

                    (3) the Company shall set a date for any reclassification or other reorganization of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, or conveyance of all or substantially all of the assets of the Company; or

                    (4) the Company shall set a date for the voluntary or involuntary dissolution, liquidation or winding upon of the Company; then, in any such case, the Company shall mail to the Holder of this Warrant, at least 30 days prior to such record date or the date set for any actions described in subparagraphs (d)(1) through (d) (3) above, a notice advising such Holder of the date or expected date on which a record is to be taken for the purpose of such dividend, distribution of rights or the date on which such reclassification,


WARRANT TO PURCHASE - Page 3
-------------------
reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place, as the case may be. Such notice shall also specify the date or expected date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to participate in said dividend, distribution of rights, or shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by certified mail, postage prepaid, return receipt requested, addressed to the holder of the Warrant at the address of such holder as shown on the books of the Company.

                  e. In case the Company, at any time while this Warrant shall remain valid and unexercised, shall sell more than one-half of its property, or dissolve, liquidate or wind up its affairs or sell or dispose of all or any part of the assets, securities or property of any wholly-owned subsidiary, the Holder of this Warrant shall thereafter be entitled to receive upon exercise hereof (in lieu of such shares of Common Stock underlying the Shares underlying this Warrant) and the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation or winding up with respect to such number of shares of Common Stock of the Company as would otherwise have been issuable upon conversion of the Shares underlying this Warrant. The Company shall mail notice thereof by registered mail to the Holder and shall make no distribution to the shareholders of the Company until the expiration of thirty (30) days from the date of such mailing; provided, however, that in any such event if the Holder shall not exercise this Warrant within thirty (30) days from the date of mailing such notice, all rights herein granted not so exercised within such thirty (30) day period shall thereafter become null and void. The Company shall not, however, be prevented from consummating any such sale without awaiting the expiration of such thirty
(30) day period, it being the intent and purposes hereof to enable the Holder upon exercise of this Warrant to participate in the distribution of the consideration to be received by the Company upon any such sale or in the distribution of assets upon any dissolution or liquidation of the Company.

                  f. In the event the Company, at any time while this Warrant shall remain valid and unexercised, shall propose to declare any partial liquidating dividend, it shall notify the Holder of this Warrant as set forth in Subsection (d) of this Section 3. The term "partial liquidating dividend" shall include a dividend in cash or other property of an amount that, together with all other dividends in cash or other property paid or declared and set aside for payment, is equal to or greater than 40% of the cumulative consolidated net income of the Company subsequent to one year form the date hereof.

                  g. The provisions of this Section 3 are for the purpose of, and shall be interpreted to the effect that, upon any exercise of this Warrant, the Holder shall be entitled to receive the same amount and kind of securities and other property that it would have been entitled to receive as the owner at all times subsequent to the date hereof of the number of shares of Common Stock issuable upon conversion of the Shares purchased upon any such exercise.


WARRANT TO PURCHASE - Page 4
-------------------

         4. Covenants of the Company.   The Company hereby  covenants and agrees
that prior to the expiration of this Warrant by exercise or by its terms:

                    a. The Company will not by amendment of its Articles of Incorporation, as they may currently exist, or through reorganization, consolidation, merger, dissolution, or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company, but will at all times in good faith assist, insofar as it is able, in the carrying out of all provisions of this Warrant and in the taking of all other actions that may be necessary in order to protect the rights of the Holder against dilution.

                    b. If at any time or from time to time, the Company shall, by subdivision, consolidation or reclassification of shares, or otherwise, change as a whole the outstanding shares of Common Stock into a different number or class of shares, the number and class of shares as so changed shall, for the purpose of each Warrant and the terms and conditions hereof, replace the shares outstanding immediately prior to such change, and the Warrant purchase price in effect, and the number of Shares purchasable under each Warrant, immediately prior to the date on which such change shall become effective, shall be proportionately adjusted.

                    c. Irrespective of any adjustment or change in the Warrant purchase price, the number of shares of Common Stock issuable pon conversion of the Shares actually purchasable under each Warrant of like tenor, the Warrants theretofore and thereafter issued may continue to express the Warrant purchase price per Share and the number of Shares purchasable thereunder as the Warrant purchase price per Share and the number of Shares purchasable were expressed on the Warrants when initially issued.

                    d. If at any time while any Warrant is outstanding the Company consolidates with or merges into another corporation, firm or entity, or otherwise enters into a form of business combination, the Holder, upon exercise hereof, shall be entitled to purchase, with respect to each share of Common Stock issuable upon conversion of Shares purchasable hereunder, that number of shares to which a holder of one (1) share of Common Stock would have been entitled upon the occurrence of such business combination without any change in, or payment in addition to, the Warrant purchase price in effect immediately prior to such merger or consolidation, and the Company shall take such steps in connection with such consolidation or merger as may be necessary to assure that all the provisions of each Warrant shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of each Warrant. The Company shall not effect any such consolidation, merger or other form of business combination unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting therefrom shall assume, by written instrument executed and mailed to the registered holder of each Warrant at the address of such holder shown on the books of the Company, the obligation to deliver to such holder such securities or property such holder shall be entitled to purchase in accordance with the foregoing provisions.


WARRANT TO PURCHASE - Page 5
-------------------

                    e. Upon the happening of any event requiring an adjustment of the Warrant purchase price hereunder, the Company shall forthwith give written notice thereof to the registered Holder of each Warrant, stating the adjusted Warrant purchase price and the adjusted number of shares of Common Stock issuable upon conversion of shares purchasable upon the exercise thereof resulting from such event, and setting forth in reasonable detail the method of calculation. The certificate of either the Company's independent certified public accountants or Chief Financial Officer shall be conclusive evidence of the correctness of any computation made hereunder unless contested by a Holder by written notice to the Company within 14 days after the mailing thereof by the Company. Notice pursuant to this paragraph shall be given by certified mail, postage prepaid, return receipt requested, addressed to the registered holder of each Warrant at the address of such holder appearing in the records of the Company.

                    f.The Company shall at all times reserve and keep available, out of its authorized and unissued capital stock, solely for the purpose of providing for the exercise, forthwith upon the request of the Holder of the Warrant(s) then outstanding and in effect, such numbers of shares of Common Stock as shall, from time to time, be sufficient for the conversion of Shares upon such exercise of the Warrants. The Company shall, from time to time, in accordance with the laws of the State of Delaware, increase the authorized amount of its capital stock, if at any time the number of shares of Common remaining unissued and unreserved for other purposes shall not be sufficient to permit the exercise of the Warrants then outstanding and in effect.

                    g. The Company covenants and agrees that all shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercise, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the conversion and exercise of the rights represented by this Warrant.

         5. Loss, Theft, Destruction or Mutilation. In case this Warrant shall become mutilated or defaced or be destroyed, lost or stolen, the Company shall execute and deliver a new Warrant in exchange for and upon surrender and cancellation of such mutilated or defaced Warrant or in lieu of and substitution of such Warrant so destroyed, lost or stolen, upon the Holder of such Warrant filing with the Company such evidence satisfactory to it that such Warrant has been so mutilated, defaced, destroyed, lost or stolen and of the ownership thereof by the Holder; provided, however, that the Company shall be entitled, as a condition to the execution and delivery of such new Warrant, to demand indemnity satisfactory to it and payment of expenses and charges incurred in connection with the delivery of such new Warrant, except that no bond shall be required from the Holder. All Warrants so surrendered to the Company shall be canceled.

         6. Record Owner. At the time of the surrender of this Warrant, together with the form of subscription properly executed and payment of the Exercise Price, the person exercising this Warrant shall be deemed to be the Holder of


WARRANT TO PURCHASE - Page 6
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



record of the shares of Common Stock deliverable upon such exercise, in whole or in part, notwithstanding that the stock transfer of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to such person. The Company will pay all taxes with respect to the issuance of this Warrant or the shares of Common Stock issuable upon exercise hereof, or thereof.

         7. Fractional Shares. No fractional Shares, fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the exercise of this Warrant or conversion of the Shares. With respect to any fraction of a Share called for on such exercise, the Holder may elect to receive, and the Company shall pay to the Holder, an amount in cash equal to such fraction multiplied by the Exercise Price. In the alternative, the Holder may elect to remit to the Company an amount in cash equal to the difference between such fraction and one, multiplied by the Exercise Price, and the Company will issue the Holder one share of Preferred Stock in addition to the number of whole shares required by the exercise of the Warrant; provided, however, that the Company shall not be obligated by the operation of this Section 8 to issue Shares in the aggregate exceeding the number of shares duly registered in accordance with the applicable federal and state securities laws or as to which an exemption from registration has been determined to be available.

         8. Original Issue Taxes. The Company will pay all United States, state and local (but not foreign) original issue taxes, if any, upon the issuance of this Warrant or the Shares deliverable upon exercise hereof or the shares of Common Stock upon conversion of the Shares.

         9. Mailing of notices, etc. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first-class registered or certified mail, return receipt requested, postage prepaid, to the Holder, at the address set forth in the records of the Company, or to such other address furnished to the Company in writing from time to time by the Holder of this Warrant. All notices from the Holder of this Warrant to the Company shall be mailed to the Company at World CallNet, Inc., Beacon House, Meridian Gate, 207 Marsh Wall, London, E14 9YT, United Kingdom, Attention: Paul Goodman-Simpson, President.

         10. Registration Under the Securities Act of 1933. This Warrant and the Shares issuable upon exercise of this Warrant have not been registered under the Securities Act or the securities acts of any state or foreign country by virtue of the Registration Statement. This Warrant and all replacement Warrants and all Shares issued upon exercise of the Warrant shall bear the following legend (unless a current registration statement for such shares is in effect):

             This Warrant, and the securities issuable upon the exercise of this Warrant, have not been registered under the Securities Act of 1933, as amended ("Securities Act"), and may not be sold, transferred or otherwise disposed of unless
             (i) the Shares are registered under the Securities Act of 1933 and the securities act of any state applicable to such sale, or (ii) the proposed seller provides the Company with an opinion of counsel that the securities are being sold in a transaction which is except from the registration requirements of the Securities Act of 1933 and any


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


             applicable state securities acts and the Company is satisfied that no registration statement is then required and that this Warrant and the underlying securities may be sold, transferred or otherwise disposed of in the manner contemplated without registration under the Securities Act of 1933 or any state securities act.

         11. Laws of the State of Delaware. This Warrant shall be governed by, interpreted under and construed in all respects in accordance with the laws of the State of Delaware, irrespective of the place of domicile or residence of any party. In the event of a controversy arising out of the interpretation, construction, performance or breach of this Warrant, the parties hereby agree and consent to the jurisdiction and venue of any State or Federal court of competent jurisdiction.

         12. Entire Agreement and Modification. The Company and the Holder of this Warrant hereby represent and warrant that this Warrant is intended to and does contain and embody all of the understandings and agreements, both written and oral, of the parties hereto with respect to the subject matter of this Warrant, and that there exists no oral agreement or understanding, express or implied, whereby the absolute, final and unconditional character nature of this Warrant shall be in any way invalidated, empowered or affected. A modification or waiver of any of the terms, conditions or provisions of this Warrant shall be effective only if made in writing and executed with the same formality as this Warrant.

                  This Warrant will become wholly void and of no effect and the rights evidenced hereby will terminate unless exercised in accordance with the terms and provision hereof at or before 5:00 P.M., London Time, on the Expiration Date.

                  IN WITNESS WHEREOF, the Company by its duly authorized officer has executed this Warrant on this 16th day of May, 1999

Attest:                                  World CallNet, Inc



________________________                 By: /s/ Paul Goodman-Simpson
                                         -----------------------------------
                                             Paul Goodman-Simpson, President




WARRANT TO PURCHASE - Page 8
-------------------

                                FORM OF EXERCISE
                                ----------------


         The undersigned hereby irremovably elects to exercise the purchase rights represented by this Warrant for, and to purchase thereunder, ________ Shares of World CallNet, Inc., a corporation, and herewith makes payment of $1.50 per Share, or a total of $______ therefor, and requests that such Shares be issued to:


----------------------------------------------------------
(Print Name)

----------------------------------------------------------
(Address)

----------------------------------------------------------
(Taxpayer Identification Number)


Dated:_____________                    _________________________________________
                                      (Signature must conform in all respects to
                                       name of holder as specified on the face
                                       of the Warrant)
















WARRANT TO PURCHASE - Page 9
-------------------